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                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 15, 1998, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-53491) and related Prospectus of American Axle & Manufacturing Holdings, Inc. dated December 23, 1998 for the registration of $100 million of its common stock.

                                                           /s/ Ernst & Young LLP

Detroit, Michigan
December 23, 1998